United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2011 (August 1, 2011)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On August 1, 2011, IsoRay, Inc. (the "Registrant"), entered into a Financial Consulting Agreement (the "Agreement") with Shareholder Relations ("SR").  Under the Agreement, SR will provide various financial consulting and investor relations services for the Registrant. The Agreement has a six- month term. In exchange for its services, SR will receive a fee of $5,000 per month, expense reimbursement, and a warrant to purchase 15,000 shares of the Registrant’s common stock at an exercise price equal to the stock’s closing price on August 1, 2011.

ITEM 9.01  Exhibits

(c)	Exhibits
10.67	Financial Consulting Agreement, dated August 1, 2011, by and between IsoRay, Inc. and Shareholder Relations

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2011

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO